UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2023

Pioneer Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38991	83-4274253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

652 Albany Shaker Road, Albany New York		12211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 730-3025

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	PBFS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, on December 1, 2020, Pioneer Bank (the “Bank”), the wholly owned subsidiary of Pioneer Bancorp, Inc. (the “Company”) filed a complaint in the Supreme Court of the State of New York (the “Action”) against Teal, Becker & Chiaramonte, CPAs, P.C. (“TBC”), Mr. Pasquale M. Scisci and Mr. Vincent Commisso (collectively, with TBC, the “TBC Parties”), alleging professional malpractice by the TBC Parties in auditing the annual consolidated financial statements of Valuewise Corporation and its subsidiaries (“Valuewise Entities”) for the fiscal years 2010 to 2018.

The Bank asserted that the TBC Parties were aware that the primary, if not the exclusive, reason the Valuewise Entities engaged TBC to audit their financial statements was to provide the Bank with accurate financial information that the Bank would rely on in evaluating whether to provide loans to the Valuewise Entities. The Bank contends that, among other matters, Mr. Michael Mann used the Valuewise Entities to defraud the Bank. This was because the Bank relied on the unqualified “clean” opinions on the financial statements of the Valuewise Entities for fiscal years 2010 to 2018 issued by the TBC Parties in continuing to loan money to the Valuewise Entities. The TBC Parties filed their answer to the Bank’s complaint on February 12, 2021. On February 28, 2022, the TBC Parties filed a motion to dismiss the complaint. On October 4, 2022, the Court entered a decision and order denying the motion in its entirety.

On November 15, 2023 (the “Effective Date”), the Bank, on the one hand, and the TBC Parties, on the other hand, entered into a settlement agreement (the “Settlement Agreement”), pursuant to which the parties agreed to resolve and settle all disputes and potential claims which exist or may exist among them, including without limitation those claims asserted in the Action, as more specifically set forth in, and subject to the terms and conditions of, the Settlement Agreement. Pursuant to the Settlement Agreement, the TBC Parties have agreed to make a payment of $5,950,000 to the Bank within 30 days of the Effective Date. Upon receipt of the proceeds of such payment, the Bank has agreed to cause the Action to be dismissed with prejudice. The description of the Settlement Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PIONEER BANCORP, INC.

(registrant)

November 21, 2023	/s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer

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